UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2016

SocialPlay USA, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	46-4412037
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200, Las Vegas, NV 89123
(Address of principal executive offices)

(702) 430-2850
(Issuer’s telephone number)

2532 Open Range Dr., Fort Worth TX 76177 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 22, 2016, we entered into a Severance Agreement and Mutual Release (the “Agreement”) with our former President, CEO, and director Chitan Mistry. In connection with Mr. Mistry’s resignation, as discussed in Item 5.02, below, we paid him a severance payment in the amount of $10,000 pursuant to the terms of the Agreement. Under the Agreement, Mr. Mistry and the company also provided mutual general releases of any liability to one another. The Agreement is filed herewith as Exhibit 10.1 and should be reviewed in its entirety for additional information.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 22, 2016, the board of directors appointed Robert Rosner as our new President, CEO, CFO and Director. Following this appointments, the board accepted the resignation of Chitan Mistry as our former sole officer and director. There was no known disagreement with Mr. Mistry regarding our operations, policies, or practices.

Robert Rosner is our newly appointed President, Chief Executive Officer, Chief Financial Officer, and sole Director. From March of 2010 to the present, Mr. Rosner has served as President, CEO and Secretary of Lyynks Inc., a North Hollywood, California based software development firm. From August of 2003 through May of 2011, Mr. Rosner served as President, CEO, and a Director of Watair, Inc., and atmospheric water technology firm. From June of 1996 through March of 2003, he was President and a Director of Fortuna Silver Mines Inc., a precious metals mining company listed on the TSX and NYSE exchanges.

Mr. Rosner has twenty-three continuous years acting as an officer and/or director of numerous U.S. and Canadian public companies, serving primarily in the reporting compliance, oversight and fiduciary capacities, as well as directing corporate activities. He is proficient with all aspects of SEC and Canadian Securities rules and regulations, including filing and reporting requirements with both EDGAR and SEDAR. His public company executive and management experience spans the software development and social media sectors, natural resources and oil and gas, as well as high tech and consumer goods. Mr. Rosner has authored sales and marketing books, and developed and led sales leadership training programs.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have a written employment agreement or other formal compensation agreement with Mr. Rosner.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the appointment of Mr. Rosner and the resignation of Mr. Mistry, as discussed above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

8275 S. Eastern Avenue, Suite 200

Las Vegas, NV 89123

Phone: (702) 430-2850

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Severance Agreement and Mutual Release with Chitan Mistry

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SocialPlay USA, Inc.

/s/ Robert Rosner

Robert Rosner, CEO

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